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                                                                     EXHIBIT 4.4

                      PETER T. HYDE COMPENSATION AGREEMENT

            THIS AGREEMENT, dated as of July 10, 1995, is between TRIMEDYNE, INC., a Nevada corporation with offices at 2801 Barranca Road, Irvine, California 92714 (the "Company"), and PETER T. HYDE, residing at 21455 Silvertree Lane, Trabuco Canyon, CA 92679 ("Hyde").

      1. NOW, THEREFORE, in consideration of the promises and respective covenants and agreements herein below set forth, the parties agree as follows:

            1. The Company hereby agrees to issue to Hyde without cost 20,000 shares of its Common Stock as additional compensation.

            2. Hyde agrees that, upon the issuance of the shares, all compensation due as of July 10, 1995 has been received.

            3. Each of the parties hereto agrees, upon the request of the other, to execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney, documents, instruments and assurances as may be required to effect the transaction herein contemplated.

            4. It is the intent and purpose of the parties to this Agreement to document that the issuance of the shares and the acquisition thereof by Hyde are pursuant to a written plan of compensation.

            5. This agreement sets forth the entire understanding between the parties concerning the subject matter hereof. This agreement may not be modified, except in writing, executed by both parties, and shall be construed, governed and enforced in accordance with the laws of the State of California.


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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date specified above.

                                                     TRIMEDYNE, INC.

                                                     By:
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                                                        Marvin P. Loeb, Chairman

                                                        ------------------------
                                                        Peter T. Hyde